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EXHIBIT 23.1

CONSENT OF KPMG LLP

The Board of Directors
Allscripts Healthcare Solutions, Inc.:

        We consent to incorporation by reference in the registration statements (No. 333-52470) on Form S-3 and (Nos. 333-37238, 333-90129, and 333-59212) on Form S-8 of Allscripts Healthcare Solutions, Inc. of our reports dated February 11, 2002, relating to the consolidated balance sheets of Allscripts Healthcare Solutions, Inc. and subsidiaries as of December 31, 2001 and 2000, and the related consolidated statements of operations, stockholders' equity (deficit) and comprehensive income (loss), and cash flows for each of the years in the two-year period ended December 31, 2001, and the related financial statement schedule, which reports appear in the December 31, 2001 annual report on Form 10-K of Allscripts Healthcare Solutions, Inc.

                      /s/  KPMG LLP

Chicago, Illinois
March 22, 2002

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  EXHIBIT 23.1
CONSENT OF KPMG LLP